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                                                                    EXHIBIT 10.6

                          LANDMARK SYSTEMS CORPORATION
                       1996 ADVISORY BOARD AND DIRECTORS
                              STOCK INCENTIVE PLAN

1.   PURPOSE.

         The purpose of this Advisory Board and Outside Directors Stock Incentive Plan (this "Plan") is to offer to advisory board members and designated outside directors of LANDMARK SYSTEMS CORPORATION (the "Company") who are not employees of the Company additional incentive and encouragement to remain in the service of the Company by increasing their personal participation in the Company through stock ownership. This Plan provides a means whereby these individuals may acquire shares of the Company's Common Stock pursuant to Nonqualified Options.

2.   DEFINITIONS.

         "Advisory Board" means the Advisory Board of Directors of the Company.

         "Board" means the Board of Directors of the Company.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Common Stock" means the common stock of the Company, $.01 par value per share.

         "Effective Date" means December 19, 1996.

         "Employee" means any employee of the Company or of any Parent or Subsidiary, including an employee who serves as an officer or director of the Company or of a Parent or Subsidiary.

         "Fair Market Value" means the most recent determination of the fair market value of each share of Common Stock made in accordance with Section 7.

         "Option" means a stock option granted under this Plan which is not intended to qualify as an incentive stock option under Section 422 of the Code.

         "Option Shares" mean the shares of Common Stock purchased by an Optionee upon exercise of an Option.

         "Optionee" means an Advisory Board member to whom an Option has been granted.

         "Outside Director" means a Board member who is not an Employee of the Company or of any Parent or Subsidiary and who has been designated as a participant in the Plan by the Board.
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         "Parent" means a parent corporation of the Company within the meaning of Section 424(e) of the Code.

         "Subsidiary" means a subsidiary corporation of the Company within the meaning of Section 424(f) of the Code.

         "Terminating Event" means (i) the consummation of a merger or consolidation of the Company with or into another corporation under circumstances in which the Company is not the surviving corporation (other than circumstances involving a mere change in the identity, form or place of organization of the Company); (ii) the consummation of a sale of more than 50% of the Company's outstanding stock to persons who are not shareholders of the Company on the date of grant of the Option; or (ii) the liquidation or dissolution of the Company.

3.   ADMINISTRATION OF THE PLAN.

         This Plan will be administered by the Board, which will have the right to delegate any and all of its powers under this Plan to a committee of members of the Board comprised of no fewer than three members (the "Committee"). If the Board appoints a Committee to administer this Plan, in whole or in part, the Committee's determination will not be subject to approval by the Board, and to the extent of such delegation, references in this Plan to the Board shall be deemed to refer to the Committee. The Committee, however, shall report to the Board periodically concerning its administration of the Plan.

         The Board will have the authority and discretion to adopt and revise such rules and regulations as it deems necessary for the administration of this Plan. Subject to the terms of this Plan, the Board shall determine the Outside Directors who shall participate in the Plan, the times at which Options will be granted, the option price of the shares subject to each Option, the number of shares subject to each Option, the vesting schedule of Options, the method of payment for shares acquired upon the exercise of Options, or the expiration dates of the Options. In addition, the Board will have the authority, in connection with any Option, to eliminate, restrict, expand or otherwise modify, in such manner as the Board, in its discretion, deems appropriate, the call rights granted under Section 8 of this Plan and the transfer restrictions set forth in Section 9 of this Plan, provided that any modification of such rights are set forth in a written agreement signed by the Company and such Optionee. The Board's actions, including any interpretation or construction of any provisions of this Plan and any Option shall be final, conclusive and binding. No member of the Board shall be liable for any action or determination made in good faith.

4.   ELIGIBILITY.
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         All members of the Advisory Board who are not Employees and Outside
Directors will be eligible to receive Options. As of the Effective Date (subject to and conditioned upon shareholder approval of this Plan within one year of the Effective Date), each member of the Advisory Board who is not an Employee and each Outside Director shall be granted an Option to purchase the greater of 4,000 shares of Common Stock or the difference between 16,000 shares of Common Stock and the number of shares of Common Stock subject to any option previously granted to such member of the Advisory Board or Outside Director by the Company. Each new member of the Advisory Board and each new Outside Director shall be granted an Option to purchase the greater of 4,000 shares of Common Stock or the difference between 16,000 shares of Common Stock and the number of shares of Common Stock subject to any option previously granted to such Advisory Board member or Outside Director by the Company. As of the date of each annual meeting of the Company beginning with the 1997 annual meeting, each member of the Advisory Board who is not an Employee and each Outside Director who has not previously received a grant during such calendar year shall be granted an Option to purchase 4,000 shares of Common Stock.

5.   SHARES OF STOCK SUBJECT TO THE PLAN.

         The number of shares which may be issued pursuant to this Plan shall not exceed 200,000 shares of Common Stock, subject to a proportionate adjustment to account for any increase or decrease in the number of issued shares of Common Stock of the Company resulting from any stock split (whether by subdivision or consolidation of shares) or any payment of a share dividend
(but only on the Common Stock).   Such shares may be authorized and unissued
shares or shares previously acquired by the Company and held in its treasury. Any shares subject to an Option which expires for any reason or is terminated unexercised as to such shares, and any Option Shares which are repurchased by the Company, may again be subject to an Option under this Plan.

6.   TERMS AND CONDITIONS OF OPTIONS.

         A. Option Agreement. Each Option shall be evidenced by a written agreement between the Company and the Optionee (an "Option Agreement"), which sets forth (i) the number of shares subject to the Option; (ii) the exercise price, vesting schedule and expiration date of the Option; (iii) the method of payment on exercise of the Option; and (iv) such additional provisions, not inconsistent with this Plan, as the Board may prescribe.

         B. Grant of Options. No Option may be granted after the expiration of ten years from the date this Plan is adopted.

         C. Exercise of Options. Optionees may exercise at any time or from time to time all or any portion of a vested Option. An Option shall be exercisable only to the extent it
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is vested.  Options shall vest over of a period of four years as set forth in the Option Agreement.

         An Optionee shall exercise an Option by delivering to the Secretary of the Company a written notice signed by the Optionee which states the Optionee's election to exercise the Option and the number of shares of Common Stock the Optionee elects to purchase. The Optionee's notice shall be accompanied by payment of the exercise price. Payment may be (i) in cash, (ii) by exchange of Common Stock having an aggregate Fair Market Value equal to the cash exercise price, or (iii) partly in cash and partly by exchange of Common Stock. Upon completion of the Company's initial public offering of Common Stock, subject to compliance with applicable registration requirements, the Optionee may deliver to the Company (i) irrevocable instructions to deliver directly to a broker the stock certificates representing the Option Shares and (ii) irrevocable instructions to such broker to sell such Option Shares and promptly deliver to the Company the portion of the proceeds equal to the exercise price and any applicable withholding taxes.

         The Optionee's right to pay the exercise price by exchange of Common Stock is subject to the following limitations:

                 (a) the Common Stock being exchanged must have been held by the Optionee for more than one month, and

                 (b) if the Common Stock being exchanged was acquired upon the Optionee's exercise of an Option, the Common Stock must have been held by the Optionee at least one year, and the Option must have been granted at least six months before the date the Optionee exchanges the Common Stock.

         As soon as practicable following payment of the exercise price, the Company will deliver to the Optionee a certificate representing the Option Shares, provided that the Optionee has made appropriate arrangements with the Company for any federal, state or local taxes required to be withheld. An Optionee shall not have any of the rights and privileges of a shareholder of the Company in respect of any of the Option Shares until the Company has delivered the certificate.

         D. Exercise Price. The exercise price of each Option shall be at least equal to the Fair Market Value of the Common Stock on the date the Option is granted, provided that the exercise price of any Option is not less than the par value, if any, of the Common Stock.

         E. Expiration of Options. Each Option shall expire on the date ten years after the date it is granted, subject to earlier expiration as provided herein. If an Optionee's service as a member of the Advisory Board or Outside Director is terminated for any reason before the expiration date set forth in the Option Agreement, the Option granted under the Option Agreement shall expire on the date the Optionee's service as a
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member of the Advisory Board or Outside Director is terminated; provided, however, that the portion of the Option which is vested as of the date of such termination of the Optionee's service on the Advisory Board or Board shall be exercisable for a period of sixty days thereafter (or, if service as a member of the Advisory Board or as an Outside Director is terminated due to the Optionee's death or disability, for a period ending no later than (i) the six-month anniversary of the date of termination or (ii) sixty days following the appointment of a personal representative for the Optionee's estate). A member of the Advisory Board who becomes an Outside Director shall not be deemed to have terminated service.

         F. Non-Transferability of Options. Options may not be transferred by the Optionee otherwise than by will or the laws of descent and distribution, and each Option shall be exercisable during the Optionee's lifetime only by the Optionee. Upon any attempt to transfer an Option or any interest therein contrary to the provisions of this Plan, or to subject the Option or any interest therein to execution, attachment or similar process, the Option shall immediately terminate and become null and void.

         G. Adjustment Provisions. Subject to any required action by the shareholders of the Company, the Board will make a proportionate adjustment in the number of shares of Common Stock covered by each outstanding Option and the exercise price per share to account for any increase or decrease in the number of issued shares of Common Stock of the Company resulting from a stock split (whether by subdivision or consolidation of shares) or any payment of a share dividend (but only on the Common Stock).

         In the event of a change in the Common Stock of the Company as presently constituted, which is limited to a change of all of its authorized shares with par value into the same number of shares with a different par value or without par value, the shares resulting from any such change shall be deemed to be Common Stock within the meaning of this Plan.

         H. Terminating Event. Notwithstanding the vesting schedule set forth in any Option Agreement, the unvested portions of all Options shall vest, and such Options shall be exercisable in full, immediately prior to the occurrence of a Terminating Event. All Options shall terminate immediately following the occurrence of a Terminating Event. The Company will provide each Optionee with at least fifteen days advance notice of the occurrence of a Terminating Event.

7.   VALUATION OF COMMON STOCK.

         Prior to the Company's initial public offering, the Fair Market Value of each share of Common Stock will be determined by the Board as of the end of each fiscal year of the Company and, in the Board's discretion, at any other time during any fiscal year. In its discretion, the Board may retain an independent appraiser to assist it in the
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determination of the Fair Market Value of the Common Stock.  In the event the
Company completes an initial public offering of its Common Stock, the Fair Market Value shall be the closing price of the Common Stock as reported by the National Association of Securities Dealers Automated Quotation System ("NASDAQ"), or by an established stock exchange on the date on which the Option is granted, provided that if there should be no sales of Common Stock reported on such date, the Fair Market Value on such date shall be deemed equal to the closing price as reported by NASDAQ or such exchange on the last preceding date on which sales of Common Stock were reported. In the event that the Common Stock is listed upon an established stock exchange or exchanges, Fair Market Value shall mean the closing price of the Common Stock on the exchange that trades the greatest volume of Common Stock on the determination date. The Board's determination of the Fair Market Value of the Common Stock shall be final, binding and conclusive.

8.   REPURCHASE OF SHARES.

         A. Call Right. The Company shall have the right to repurchase at their Fair Market Value, at any time following the termination of the Optionee's service as a member of the Advisory Board or as an Outside Director for any reason (including retirement, death or disability), all or any portion of the Option Shares then held by the Optionee, provided that a member of the Advisory Board who becomes an Outside Director shall not be deemed to have terminated service. The Company shall exercise this call right by providing written notice to the Optionee stating the number of shares the Company desires to repurchase.

         B. Payment Terms. The closing of any repurchase of shares pursuant to this Section shall take place at a mutually convenient time at the Company's headquarters within forty-five days after the date of the Company's notice. At the closing, the Optionee shall surrender his stock certificates and the Company shall pay to the Optionee in cash the repurchase price of such shares. Notwithstanding the foregoing, if the sum of the number of Option Shares and other shares of Common Stock, which the Company has become obligated to repurchase from all members of the Advisory Board and employees of the Company (and of any Parent or Subsidiary), including employees who are California residents, under this Plan, any other plan, or other agreements with Employees, during the twelve month period immediately preceding the date of the Company's notice invoking its call right, and the number of shares the Company elects to repurchase from the Optionee under its call right, exceeds 2% of the sum of:

                          the number of issued and outstanding shares of Common Stock of the Company as of the date of the Company's notice, and the number of shares under item (i) above which the Company has repurchased prior to that date,
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then the Company shall have the right to pay the repurchase price to the
Optionee over a period of three years in twelve equal quarterly installments of principal beginning on the date of the closing. The Company's obligation to pay the repurchase price to the Optionee shall be evidenced by a promissory note made by the Company which contains such terms and provisions as are customary and reasonable. The Company shall pay interest on the unpaid principal balance of the promissory note at the rate of 9% per annum or the "applicable federal rate" applied to installment purchases pursuant to Section 483 of the Code, whichever is less.

9.   TRANSFER RESTRICTIONS.

         A. General. Without the prior written consent of the Company, which consent may be withheld in its sole discretion, an Optionee may not sell, assign or otherwise transfer any Option Shares to any person or entity other
than the Company or another shareholder of the Company.   With regard to any
Option Shares which the Optionee proposes to sell, assign or otherwise transfer to another shareholder of the Company (a "Permitted Transferee"), the Company shall have a right of first refusal (the "Right of First Refusal") to purchase such shares in the manner set forth below:

                 (1) Upon receiving an offer to purchase or otherwise acquire any Option Shares, an Optionee shall require the Permitted Transferee to submit a written offer with respect to such shares stating his name and accompanied by a deposit in the form of a certified or cashier's check in an amount equal to not less than 10% of the proposed purchase price (a "Bona Fide Offer"). The Optionee then shall transmit a copy of the Bona Fide Offer to the Company. The Company shall have thirty days following receipt of the Bona Fide Offer in which to purchase all, but not less than all, of the shares referred to in the Bona Fide Offer at the price stated in the Bona Fide Offer. In its discretion, the Company may either pay the entire purchase price for the shares in cash or on the terms stated in the Bona Fide Offer. If the Company fails to tender the full cash purchase price (or to match such other terms as are stated in the Bona Fide Offer) for such shares against the proper endorsement and delivery of the certificate(s) evidencing the shares within such thirty day period, the Right of First Refusal shall expire with respect to that particular Bona Fide Offer, but shall remain in full force and effect with respect to all material modifications of the Bona Fide Offer and all future offers.

                 (2) Any offered shares which are not purchased by the Company as provided in (1) above may be sold to the Permitted Transferee named in the Bona Fide Offer, but not at a lower price, or upon more favorable terms to the Permitted Transferee, than the price and terms set forth in the Bona Fide Offer. Title to the offered shares shall pass not later than ninety days after the expiration of the thirty day period referred to in (1) above. The Permitted Transferee shall take such shares subject to the same rights and restrictions regarding transferability and repurchase as would have applied to him had he acquired such shares upon exercise of an Option
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granted to him under this Plan or upon issuance to him of Restricted Stock or
Bonus Stock under this Plan. If the Optionee desires to sell such shares to the Permitted Transferee at a lower price, or upon terms more favorable to the Permitted Transferee, than the price and terms stated in the Bona Fide Offer, the Optionee shall, before he can sell to the Permitted Transferee, again offer the shares in accordance with the procedure set forth in this Section.

         B.  Transfer Restrictions Imposed by the 1933 Act.

                 (1) Notwithstanding any other provision of this Plan or any Option Agreement, no transfer for value of any Option Shares shall be valid unless (i) there is an effective registration statement under the Securities Act of 1933 (the "1933 Act") covering the stock; (ii) the holder has furnished an opinion of counsel satisfactory to the Company that such registration is not required; or (iii) the holder has furnished a "no-action" letter from the staff of the Securities and Exchange Commission satisfactory to the Company that such registration is not required.

                 (2) There shall be imprinted on the face of each certificate for such shares a legend stating that the transferability of such shares is restricted, and the following legend shall be imprinted on the back of each such certificate:

                 "THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE (1) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, OR APPLICABLE STATE LAWS, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SUCH ACT OR LAWS OR AN OPINION OF COUNSEL (WHICH MAY BE COUNSEL TO THE COMPANY) SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR A "NO ACTION" LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION THAT SUCH REGISTRATION IS NOT REQUIRED, AND (2) ARE SUBJECT TO, AND ARE TRANSFERABLE ONLY UPON COMPLIANCE WITH, CERTAIN TRANSFER AND OTHER RESTRICTIONS CONTAINED IN AN AGREEMENT BETWEEN LANDMARK SYSTEMS CORPORATION AND THE HOLDER OF THIS CERTIFICATE, A COPY OF WHICH IS ON FILE AT THE OFFICE OF THE COMPANY."

                 (3) Optionees may acquire stock only for their own account and not with a view to, or for resale in connection with, any distribution thereof within the meaning of the 1933 Act, and may dispose of such stock only in a manner consistent with the
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provisions of this Section.  The Company may require Optionees to execute and be bound by an "Investment Letter" representing such investment intent.

10.  LAPSE OF REPURCHASE RIGHTS AND TRANSFER RESTRICTIONS.

         Notwithstanding anything to the contrary in this Plan, the repurchase rights set forth in Section 8 and the transfer restrictions set forth in
Section 9(A) shall lapse under the earlier to occur of (i) the effective date of a registration statement filed with the Securities and Exchange Commission under the 1933 Act covering securities of the Company whether or not such shares are covered, or (ii) the date on which a class of securities of the Company is registered under Section 12 of the Securities Exchange Act of 1934.

11.  INDEMNIFICATION OF BOARD.

         In addition to such other rights as they may have as directors, the members of the Board (in their capacity as such and also as members of the Committee) shall be indemnified by the Company against the reasonable expenses (including attorneys' fees) incurred in connection with the defense of any action, suit or proceeding, and in connection with any appeal therein, to which they or any of them may be a party by reason of any action or failure to act in connection with this Plan, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be finally adjudged in such action, suit or proceeding that the Board member is liable for willful misconduct or gross negligence in the performance of his duties or that the Board member knowingly violated criminal law; provided that within 60 days after institution of any such action, suit, or proceeding (or within 30 days after service upon such member of legal process in such case, if later) the Board member shall in writing offer the Company the opportunity, at its own expense, to handle and defend the same.

12.  TERMINATION AND AMENDMENT OF THE PLAN.

         Unless sooner terminated as provided herein, this Plan shall remain in effect through December 18, 2006, except that Options granted under the Plan before its termination shall continue to be administered under the terms of the Plan until the Options terminate or are exercised. The Board may terminate this Plan at any time or modify or amend it as it deems advisable and may from time to time suspend, discontinue or abandon this Plan, except that (i) the number of shares available under this Plan shall not be increased (except as provided in Section 5) and the class of eligible Optionees shall not be modified without shareholder approval, and (ii) no such action by the Board shall adversely affect any right or obligation with respect to any grant previously made unless the written consent of the affected Optionee is obtained.
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13.  MISCELLANEOUS.

         The provisions of this Plan shall be binding upon, and inure to the benefit of, all successors of any Optionee, including, without limitation, his estate and the executors, administrators or trustees thereof, his heirs and legatees, and any receiver, trustee in bankruptcy or representative of creditors of such Optionee.

         Nothing contained in this Plan or in any Option Agreement shall confer upon any Optionee the right to continue as an Advisory Board member or shall interfere in any way with the right to terminate the Optionee's service as an Advisory Board member at any time, with or without cause.

         Except as expressly provided in this Plan, Optionees shall have no rights by reason of any subdivision or consolidation of shares of stock of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class; the dissolution or liquidation of the Company; the merger or consolidation of the Company with or into any other corporation; the sale or other transfer of assets or stock of the Company; or any issue by the Company of shares of stock of any class or securities convertible into shares of stock of any class.

         The grant of an Option pursuant to this Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, or to merge or consolidate, or to dissolve or liquidate, or to sell or transfer all or any part of its business or assets.

         All Optionees, including those who have exercised their Options, shall be furnished at least annually financial statements and management's discussion and analysis of the financial condition and results of operations of the Company. Such information shall be subject to any agreements regarding the confidentiality of proprietary information between the Company and any Optionee; however, each Optionee shall be permitted to remove and copy such information and review and discuss such information with an attorney or other financial adviser for the legitimate personal investment planning of such Optionee.

14.  APPROVAL OF PLAN.

         This Plan was adopted by resolution of the Board on December 19, 1996. Options granted under this Plan prior to the date on which this Plan is approved by the shareholders shall be subject to and conditioned upon shareholder approval of the Plan within one year of the Effective Date.